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                                   RESIGNATION


I, Earl W. Abbott, hereby tender and submit my resignation as Chief Financial Officer of Tornado Gold International Corp., such resignation to be effective on the 28th day of March 2006.



                                                   /s/ Earl W. Abbott
                                                   -----------------------------
                                                   Earl W. Abbott